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                                                                    Exhibit 10.5

                                                                   May 24 , 2006


Silicon Valley Bank
One Newton Executive Park, Suite 200
2221 Washington Street
Newton, Massachusetts 02462


         RE:      AMENDMENT TO LOAN ARRANGEMENT WITH VOXWARE, INC.

Gentlemen:

         Reference is made to a certain loan arrangement entered into by and between VOXWARE INC., a Delaware corporation with its chief executive office located at 168 Franklin Corner Road, Lawrenceville, New Jersey 08648 (the "BORROWER"), and Silicon Valley Bank (the "BANK"), as evidenced by, among other documents, a certain Loan and Security Agreement dated as of December 29, 2003, between Borrower and Bank (together with all documents executed in connection therewith or related thereto, as amended, collectively referred to herein as the "LOAN AGREEMENT").

         The Borrower and the Bank have entered into a certain Loan and Security Agreement dated as of May 24, 2006 (the "2006 LOAN AGREEMENT") whereby, among other things, the Bank has agreed to extend additional credit (the "ADDITIONAL CREDIT") pursuant to a certain revolving line in the principal amount of up to One Million Five Hundred Thousand Dollars ($1,500,000.00), and a term loan in the principal amount of up to One Million Five Hundred Thousand Dollars ($1,500,000.00).

         The Borrower and the Bank have entered into a Fifth Loan Modification Agreement dated as of May 24 , 2006 (the "AMENDMENT") whereby certain terms and conditions of the Loan Agreement have been amended.

         Reference is made to a certain Unconditional Guaranty (the "GUARANTY") dated as of January 27, 2004, executed and delivered by the undersigned (the "GUARANTOR"), pursuant to which the undersigned unconditionally guarantied the prompt, punctual and faithful payment and performance of all liabilities and obligations of the Borrower to the Bank (hereinafter, the "OBLIGATIONS").

         Reference is further made to a certain Security Agreement (the "SECURITY AGREEMENT") dated as of January 27, 2004, executed and delivered by the Guarantor, pursuant to which the undersigned granted certain Collateral (as defined therein) to the Bank to secure the Obligations of Borrower to Bank under the Loan Agreement.

         In order to induce the Bank to enter into the 2006 Loan Agreement and the Amendment, the undersigned hereby:

                  (a) ratifies, confirms and reaffirms, all and singular, the terms and conditions of the Guaranty and Security Agreement;

                  (b) acknowledges, confirms and agrees that the Guaranty and Security Agreement shall remain in full force and effect and shall in no way be limited by the execution of the Amendment and the 2006 Loan Agreement;

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                  (c)      acknowledges, confirms and agrees that the
                           obligations of the Borrower to the Bank under the Guaranty include, without limitation, all Obligations of Borrower to Bank under the Loan Agreement, as modified by the Amendment, and the 2006 Loan Agreement; and

                  (d) acknowledges, confirms and agrees that the Bank's security interest in the Guarantor's Collateral, as defined under the Security Agreement shall continue to secure the Obligations of the Borrower under the Guaranty, including the Loan Agreement, as modified by the Amendment, and the 2006 Loan Agreement.
         Further, the undersigned acknowledges, confirms and agrees that it has no offsets, defenses, claims or counterclaims against the Bank with respect to the Borrower's and/or the undersigned's respective liabilities and obligations due and owing to the Bank, and that to the extent that the undersigned has or has ever had any such offsets, defenses, claims or counterclaims, the undersigned hereby specifically WAIVES and RELEASES any and all rights to same.

         This letter shall take effect as a sealed instrument under the laws of the Commonwealth of Massachusetts as of the date first written above.

                                        Very truly yours,

                                        ("Guarantor")

                                        VERBEX ACQUISITION CORPORATION

                                        By: /s/ Paul Commons
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                                        Name: Paul Commons
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                                        Title: Chief Financial Officer
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